EXHIBIT 10.1

SECOND AMENDMENT TO THE
AGCO CORPORATION AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN (LTIP III)

     This is the Second Amendment of the AGCO Corporation Amended and Restated Long-Term Incentive Plan (LTIP III) (the “Plan”). Under Section II(b) of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) is authorized to amend the Plan. Accordingly, the Committee hereby amends the Plan effective as stated below in the following particulars.

     Section VI of the Plan is amended by adding the following to the end of Section VI(f), and such amendment shall be applicable to all existing and future Contingent Awards under the Plan:

For purposes of this paragraph, at the election of the Committee a participant may be deemed to continue to be employed by the Company during any period during which he serves as a member of the Board of Directors of the Company following his retirement from full-time employment with the Company, provided that such election may at any time be rescinded by the Committee.

     All parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

     This Second Amendment to the Plan is adopted to be effective as of November 30, 2004, as acknowledged by the undersigned members of the Committee.

/s/ Wolfgang Sauer

/s/ W. Wayne Booker

/s/ David E. Momot

/s/ Gerald B. Johanneson